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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 13, 1995

                          AMERICAN GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                              1-7981                       74-0483432
 (State or other jurisdiction         (Commission File Number)            (IRS Employer
      of incorporation)                                               Identification Number)

       2929 ALLEN PARKWAY, HOUSTON, TEXAS                       77019
    (Address of principal executive offices)                  (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 522-1111

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

                          AMERICAN GENERAL CORPORATION

                         TABLE OF CONTENTS TO FORM 8-K

                                                                                           PAGE
                                                                                           ----
Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits...........    3

           (b)  Pro Forma Financial Information.

                Pro Forma Financial Information of American General Corporation..........    3

                Pro Forma Consolidated Balance Sheet at September 30, 1995 (Unaudited)...    4

                Pro Forma Consolidated Statement of Income for the year ended December
                  31, 1994 (Unaudited)...................................................    5

                Pro Forma Consolidated Statement of Income for the nine months ended
                  September 30, 1995 (Unaudited).........................................    6

                Notes to Pro Forma Consolidated Financial Statements (Unaudited).........    7

           Signature.....................................................................   15


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

     (b) Pro Forma Financial Information of American General Corporation.

     On October 19, 1995, American General Corporation ("American General") and Independent Insurance Group, Inc. ("IIG") announced a definitive agreement under which American General will acquire IIG for a total consideration of $362 million or $27.50 per share. IIG's shareholders may elect to receive from among cash, American General common stock, and a new issue of 7% mandatorily convertible preferred stock of American General. Cash and preferred stock elections by IIG shareholders will each be limited to 50% of the aggregate consideration. The exchange ratio for American General common stock and the new preferred stock will be based on the 10-day average trading price of American General common stock five days prior to closing. The transaction, which is subject to approval by IIG's shareholders and requisite regulatory authorities, is expected to be completed in January 1996.

     On January 31, 1995, American General through its wholly-owned subsidiary, AGC Life Insurance Company ("AGC Life"), acquired American Franklin Company ("AFC"), the holding company of The Franklin Life Insurance Company ("Franklin Life"), pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between American General and American Brands, Inc. ("American Brands"). The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands prior to closing. The dividend was paid on January 30, 1995.

     On December 23, 1994, American General, through AGC Life, acquired a 40% interest in Western National Corporation ("WNC"), the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

     American General filed Current Reports on Form 8-K on February 15, 1995, April 14, 1995, May 9, 1995, and August 23, 1995 that included 1993 and 1994 audited consolidated financial statements of AFC and various pro forma consolidated financial statements of American General.

     This Current Report on Form 8-K, updating the previously filed financial statements and reflecting the proposed acquisition of IIG, includes the pro forma consolidated financial statements of American General as of and for the nine months ended September 30, 1995 and for the year ended December 31, 1994, as follows:

     Balance Sheet. The unaudited pro forma consolidated balance sheet as of September 30, 1995 presents the historical consolidated balance sheets of American General and IIG. The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the IIG acquisition had been effective at September 30, 1995.

     Statement of Income for the Year Ended December 31, 1994. The unaudited pro forma consolidated statement of income for the year ended December 31, 1994 presents i) the consolidated results of operations of American General and AFC, and reflects American General's 40% equity in the earnings of WNC ("Pro Forma A"); and ii) the consolidated results of operations of these entities and IIG ("Pro Forma B"). The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the acquisitions had been effective January 1, 1994.

     Statement of Income for the Nine Months Ended September 30, 1995. The unaudited pro forma consolidated statement of income for the nine months ended September 30, 1995 presents i) the consolidated results of operations of American General, which includes the operations of AFC for February through September 1995 and American General's 40% equity in the earnings of WNC, and AFC for January 1995 ("Pro Forma A"); and ii) the consolidated results of operations of these entities and IIG ("Pro Forma B"). The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the AFC and IIG acquisitions had been effective January 1, 1994.

                          AMERICAN GENERAL CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                            PRO FORMA
                                                                           ADJUSTMENTS
                                                        HISTORICAL         ----------
                                                   --------------------     RELATING
                                                    AMERICAN                 TO IIG          PRO FORMA
                                                    GENERAL       IIG      ACQUISITION      CONSOLIDATED
                                                   ----------    ------    -----------      ------------
Assets
  Investments
     Fixed maturity securities....................  $ 35,916     $  706      $     7 (C)      $ 36,629
     Mortgage loans on real estate................     3,126        141          (20)(D)         3,247
     Equity securities............................       227        207           (1)(D)           433
     Policy loans.................................     1,592         35            2 (C)         1,629
     Investment real estate.......................       545         14           (7)(D)           552
     Other long-term investments..................       205          -            -               205
     Short-term investments.......................       136         14           (5)(E)           145
                                                     -------     ------      -------           -------
          Total investments.......................    41,747      1,117          (24)           42,840
  Cash............................................        56          6            -                62
  Finance receivables, net........................     8,139          -            -             8,139
  Investment in WNC...............................       365          -            -               365
  Deferred policy acquisition costs...............     1,916        173         (173)(F)         1,916
  Cost of insurance purchased.....................       613         14          (14)(F)           886
                                                                                 273 (G)
  Acquisition-related goodwill....................       582         17          (17)(F)           582
  Other assets....................................     1,820         89          (12)(D)         1,897
  Assets held in Separate Accounts................     4,659          -            -             4,659
                                                     -------     ------      -------           -------
          Total assets............................  $ 59,897     $1,416      $    33          $ 61,346
                                                     =======     ======      =======           =======
Liabilities
  Insurance and annuity liabilities...............  $ 37,396     $  948      $   (31)(H)      $ 38,313
  Debt
     Corporate:
       Short-term.................................       744          -          181(I)            925
       Long-term..................................     1,170          -            -             1,170
     Consumer Finance (short-term: $2,591)........     7,568          -            -             7,568
  Income tax liabilities..........................     1,169         (1)          22(J)          1,190
  Other liabilities...............................       936        133           16(K)          1,085
  Liabilities related to Separate Accounts........     4,659          -            -             4,659
                                                     -------     ------      -------           -------
          Total liabilities.......................    53,642      1,080          188            54,910
                                                     -------     ------      -------           -------
Redeemable equity
  Company-obligated mandatorily redeemable non-
     convertible preferred securities of
     subsidiary...................................       485          -            -               485
  Company-obligated mandatorily redeemable
     convertible preferred securities of
     subsidiary...................................       244          -            -               244
  Common stock subject to put contracts...........        14          -            -                14
                                                     -------     ------      -------           -------
          Total redeemable equity.................       743          -            -               743
                                                     -------     ------      -------           -------
Shareholders' equity
  Mandatorily convertible preferred stock.........         -          -           90 (I)            90
  Common stock....................................       366         21          (21)(L)           383
                                                                                  17 (I)
  Net unrealized gains on securities..............       732         27          (27)(L)           732
  Retained earnings...............................     4,842        313         (313)(L)         4,842
  Cost of treasury stock..........................      (428)       (25)          25 (L)          (354)
                                                                                  74 (I)
                                                     -------     ------      -------           -------
          Total shareholders' equity..............     5,512        336         (155)            5,693
                                                     -------     ------      -------           -------
          Total liabilities and equity............  $ 59,897     $1,416      $    33          $ 61,346
                                                     =======     ======      =======           =======

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                        RELATING TO                               RELATING TO IIG
                                                  AFC & WNC ACQUISITIONS
                                              -------------------------------                       ACQUISITION
                                                         AFC                                  -----------------------
                                   HISTORICAL            PRO          WNC                                     IIG
                                   AMERICAN   HISTORICAL FORMA     PRO FORMA     PRO FORMA    HISTORICAL   PRO FORMA     PRO FORMA
                                   GENERAL     AFC       ADJUSTMENTS ADJUSTMENTS      A          IIG      ADJUSTMENTS       B
                                   --------   ------     ----     -----------   -----------   ----------  -----------    --------
Revenues
  Premiums and other
     considerations............... $  1,210   $  503     $  -        $   -       $    1,713      $272        $   -       $  1,985
  Net investment income...........    2,493      479        9 (M)       (4)(U)        2,975        69           (2)(W)      3,042
                                                           (2)(N)
  Finance charges.................    1,248        -        -            -            1,248         -            -          1,248
  Realized investment gains
     (losses).....................     (172)     (14)      14 (O)        -             (172)        4           (4)(X)       (172)
  Equity in earnings of WNC.......        -        -        -           27 (V)           27         -            -             27
  Other...........................       62       68        -            -              130        10            -            140
                                   --------   ------     -----       -----          -------     -----        -----       --------
          Total revenues..........    4,841    1,036       21           23            5,921       355           (6)         6,270
                                   --------   ------     -----       -----          -------     -----        -----       --------
Benefits and expenses
  Insurance and annuity
     benefits.....................    2,224      721        5 (P)        -            2,950       132          (13)(Y)      3,069
  Operating costs and expenses....    1,013      108       (3)(Q)        -            1,118       129           (1)(Z)      1,246
  Commission expense..............      400      126        -            -              526        67            -            593
  Change in deferred policy
     acquisition costs............     (142)     (40)     (71)(Q)        -             (253)        9          (24)(Z)       (268)
  Amortization of cost of
     insurance purchased..........       18        9       (9)(Q)        -               59         2           (2)(Z)         90
                                                           41 (R)                                               31(AA)
  Interest expense
     Corporate....................      110        -       32 (S)       11 (U)          153         -           10 (BB)       163
     Consumer Finance.............      416        -        -            -              416         -            -            416
                                   --------   ------     -----       -----          -------     -----        -----       --------
          Total benefits and
            expenses..............    4,039      924       (5)          11            4,969       339            1          5,309
                                   --------   ------     -----       -----          -------     -----        -----       --------
Earnings
  Income before income tax
     expense......................      802      112       26           12              952        16           (7)           961
  Income tax expense..............      289       44        9 (CC)      (5)(CC)         345         5           (3)(CC)       347
                                                                         8 (V)
                                   --------   ------     -----       -----          -------     -----        -----       --------
  Income before net dividends on
     preferred securities of
     subsidiary...................      513       68       17            9              607        11           (4)           614
  Net dividends on preferred
     securities of subsidiary.....        -        -       27 (T)        -               27         -            -             27
                                   --------   ------     -----       -----          -------     -----        -----       --------
          Net income.............. $    513   $   68     $(10)       $   9       $      580      $ 11        $  (4)      $    587
                                   ========   ======     =====       =====          =======     =====        =====       ========
Earnings per share and average
  shares outstanding:
  Primary:
     Net income................... $   2.45                                      $     2.77                              $   2.73
                                   ========                                         =======                              ========
     Average shares outstanding
       (in thousands).............  209,403                                         209,403                               214,767
                                   ========                                         =======                              ========
  Fully diluted:
     Net income................... $   2.45                                      $     2.77                              $   2.73
                                   ========                                         =======                              ========
     Average shares outstanding
       (in thousands).............  209,420                                         209,420                               214,784
                                   ========                                         =======                              ========

Pro Forma A represents American General, AFC, and WNC.
Pro Forma B represents American General, AFC, WNC, and IIG.

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                              RELATING TO AFC ACQUISITION                       RELATING TO IIG
                                              ---------------------------                         ACQUISITION
                                HISTORICAL    JANUARY 1995                                 -------------------------
                                 AMERICAN      HISTORICAL      PRO FORMA     PRO FORMA     HISTORICAL     PRO FORMA     PRO FORMA
                                 GENERAL          AFC         ADJUSTMENTS        A            IIG        ADJUSTMENTS        B
                                ----------    ------------    -----------    ----------    ----------    -----------    ---------
Revenues
  Premiums and other
     considerations............  $  1,297         $ 35           $  -          $ 1,332        $196          $  -         $ 1,528
  Net investment income........     2,291           41              1 (M)        2,332          51            (1)(W)       2,382
                                                                   (1)(N)
  Finance charges..............     1,113            -              -            1,113           -             -           1,113
  Realized investment gains
     (losses)..................         8            1             (1)(O)            8          (2)            2 (X)           8
  Equity in earnings of WNC....        31            -              -               31           -             -              31
  Other........................        78            4              -               82           8             -              90
                                  -------          ---           ----          -------        ----          ----         -------
          Total revenues.......     4,818           81             (1)           4,898         253             1           5,152
                                  -------          ---           ----          -------        ----          ----         -------
Benefits and expenses
  Insurance and annuity
     benefits..................     2,239           55              -            2,294          96            (9)(Y)       2,381
  Operating costs and
     expenses..................       987           11              -              998          85            (1)(Z)       1,082
  Commission expense...........       388            8              -              396          53             -             449
  Change in deferred policy
     acquisition costs.........      (157)          (3)            (6)(Q)         (166)          -           (17)(Z)        (183)
  Amortization of cost of
     insurance purchased.......        29            1             (1)(Q)           32           1            (1)(Z)          52
                                                                    3 (R)                                     20 (AA)
  Interest expense
     Corporate.................       123            -             (6)(S)          117           -             8 (BB)        125
     Consumer Finance..........       386            -              -              386           -             -             386
                                  -------          ---           ----          -------        ----          ----         -------
          Total benefits and
            expenses...........     3,995           72            (10)           4,057         235             -           4,292
                                  -------          ---           ----          -------        ----          ----         -------
Earnings
  Income before income tax
     expense...................       823            9              9              841          18             1             860
  Income tax expense...........       277            3              3 (CC)         283           6             - (CC)        289
                                  -------          ---           ----          -------        ----          ----         -------
  Income before net dividends
     on preferred securities of
     subsidiaries..............       546            6              6              558          12             1             571
  Net dividends on preferred
     securities of
     subsidiaries..............        10            -             15 (T)           25           -             -              25
                                  -------          ---           ----          -------        ----          ----         -------
          Net income...........  $    536         $  6           $ (9)         $   533        $ 12          $  1         $   546
                                  =======          ===           ====          =======        ====          ====         =======
Earnings per share and average
  shares outstanding:
  Primary:
     Net income................  $   2.61                                      $  2.60                                   $  2.59
                                  =======                                      =======                                   =======
     Average shares outstanding
       (in thousands)..........   205,247                                      205,247                                   210,611
                                  =======                                      =======                                   =======
  Fully diluted:
     Net income................  $   2.59                                      $  2.58                                   $  2.57
                                  =======                                      =======                                   =======
     Average shares outstanding
       (in thousands)..........   208,168                                      208,168                                   213,532
                                  =======                                      =======                                   =======

Pro forma A represents American General and AFC.

Pro forma B represents American General, AFC, and IIG.

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A. BASIS OF PRESENTATION

     On October 19, 1995, American General and IIG announced a definitive agreement under which American General will acquire IIG for a total consideration of $362 million or $27.50 per share. IIG's shareholders may elect to receive from among cash, American General common stock, and a new issue of 7% mandatorily convertible preferred stock of American General. Cash and preferred stock elections by IIG shareholders will each be limited to 50% of the aggregate consideration. The exchange ratio for American General common stock and the new preferred stock will be based on the 10-day average trading price of American General common stock five days prior to closing. The transaction, which is subject to approval by IIG's shareholders and requisite regulatory authorities, is expected to be completed in January 1996.

     On January 31, 1995, American General through its wholly-owned subsidiary, AGC Life, acquired AFC, the holding company of Franklin Life, pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between American General and American Brands. The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands prior to closing. The dividend was paid on January 30, 1995. The permanent financing of the AFC acquisition, including related issue costs, consists of $503 million of company-obligated mandatorily redeemable preferred securities ("non-convertible preferred securities of subsidiary"), $300 million of long-term debt, and $150 million of short-term debt (see Notes S and T).

     On December 23, 1994, American General, through AGC Life, acquired a 40% interest in WNC, the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

     Included on the following pages is information related to these acquisitions, as follows:

     Balance Sheet. The unaudited pro forma consolidated balance sheet as of September 30, 1995 presents the historical consolidated balance sheets of American General and IIG. The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the IIG acquisition had been effective at September 30, 1995.

     Statement of Income for the Year Ended December 31, 1994. The unaudited pro forma consolidated statement of income for the year ended December 31, 1994 presents i) the consolidated results of operations of American General and AFC, and reflects American General's 40% equity in the earnings of WNC ("Pro Forma A"); and ii) the consolidated results of operations of these entities and IIG ("Pro Forma B"). The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the acquisitions had been effective January 1, 1994.

     Statement of Income for the Nine Months Ended September 30, 1995. The unaudited pro forma consolidated statement of income for the nine months ended September 30, 1995 presents i) the consolidated results of operations of American General, which includes the operations of AFC for February through September 1995 and American General's 40% equity in the earnings of WNC, and AFC for January 1995 ("Pro Forma A"); and ii) the consolidated results of operations of these entities and IIG ("Pro Forma B"). The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the AFC and IIG acquisitions had been effective January 1, 1994.

     The unaudited pro forma consolidated financial statements and the related notes reflect the application of the purchase method of accounting for the AFC and IIG acquisitions. Under this method, the purchase prices were allocated to the assets acquired and liabilities assumed based on their respective estimated fair values at January 31, 1995 for AFC (the actual acquisition date), and September 30, 1995 for IIG (the assumed acquisition date for purposes of the pro forma consolidated balance sheet) (see Note B), including an adjustment for income tax effects for the difference between the assigned values and the tax bases of the assets

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

acquired and liabilities assumed. The purchase method of accounting was also applied to the financial statements of WNC before recording American General's 40% equity in the earnings of WNC using the equity method of accounting.

     The unaudited pro forma consolidated financial statements will change due to IIG's results of operations and varying market conditions from September 30, 1995 through the actual date of acquisition. Prior to completion of accounting for the acquisitions, changes to the purchase accounting adjustments included in the unaudited pro forma consolidated financial statements are anticipated as the valuations of acquired assets and assumed liabilities are finalized. Accordingly, the actual consolidated financial statements of American General reflecting the AFC, WNC, and IIG acquisitions may differ from the pro forma financial statements included herein. The unaudited pro forma consolidated financial statements are intended for informational purposes only and may not necessarily be indicative of American General's future financial position or future results of operations.

     American General anticipates first year cost savings of $5 million related to the AFC acquisition, primarily from centralizing AFC's investment management function at American General immediately following the acquisition. This expected savings has been included in the pro forma consolidated financial statements (see Note N). American General projects additional future cost savings. The extent and timing of these additional cost savings, however, may vary from management's expectations, and therefore, no adjustment has been included in the pro forma consolidated financial statements.

     American General plans to consolidate IIG's operations into those of its Nashville-based life insurance subsidiary, American General Life & Accident Insurance Company. The consolidation is expected to take 18 to 24 months and, when completed, should result in annual cost savings of $75 million. The extent and timing of the cost savings, however, may vary from management's expectations, and therefore, no adjustment has been included in the pro forma consolidated financial statements.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE B. ALLOCATION OF IIG PURCHASE PRICE

     The total acquisition cost of IIG is allocated as follows:

                                                                               SEPTEMBER 30,
    (IN MILLIONS)                                                                  1995
                                                                               -------------
    Net assets purchased....................................................       $ 336
    Increase (decrease) in IIG's net asset value to estimated fair value:
         Held-to-maturity fixed maturity securities.........................           7
         Mortgage loans on real estate......................................         (20)
         Equity securities..................................................          (1)
         Policy loans.......................................................           2
         Investment real estate.............................................          (7)
         Deferred policy acquisition costs..................................        (173)
         Cost of insurance purchased (historical)...........................         (14)
         Cost of insurance purchased........................................         273
         Acquisition-related goodwill.......................................         (17)
         Other assets.......................................................         (12)
         Insurance and annuity liabilities..................................          31
         Income tax liabilities.............................................         (22)
         Other liabilities..................................................         (16)
                                                                                   -----
              Total estimated fair value adjustments........................          31
    American General transaction costs......................................          (5)
                                                                                   -----
         Purchase price.....................................................       $ 362
                                                                                   =====

     Each of the above allocations is described in more detail in the following notes to the pro forma consolidated financial statements.

     As explained in Note A, purchase accounting adjustments will change as additional information becomes available, affecting the ultimate allocation of the purchase price.

NOTE C. FIXED MATURITY SECURITIES AND POLICY LOANS

     IIG's held-to-maturity fixed maturity securities and policy loans are restated to fair value as of the assumed date of acquisition to reflect premiums of $7 million and $2 million, respectively. In addition, all fixed maturity securities are classified as available-for-sale in the consolidated pro forma financial statements.

NOTE D. MORTGAGE LOANS ON REAL ESTATE, EQUITY SECURITIES, INVESTMENT REAL ESTATE, AND OTHER ASSETS

     The consolidated pro forma financial statements are adjusted to reflect write-downs on IIG's mortgage loans on real estate of $20 million, real estate partnerships (included in equity securities) of $1 million, investment real estate of $7 million, and other assets of $12 million.

NOTE E. SHORT-TERM INVESTMENTS

     Short-term investments are adjusted to reflect the liquidation of securities to fund $5 million in projected transaction costs for legal and investment banking expenses associated with the IIG acquisition.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE F. DEFERRED POLICY ACQUISITION COSTS ("DPAC"), HISTORICAL COST OF INSURANCE
        PURCHASED ("CIP"), AND ACQUISITION-RELATED GOODWILL

     DPAC and historical CIP of IIG are eliminated since these amounts are reflected in the determination of new CIP (see Note G).

     Goodwill recorded on IIG's historical consolidated financial statements is eliminated under purchase accounting. No goodwill is associated with the acquisition because the excess of the cost of the investment in IIG over the fair value of the tangible net assets acquired is fully reflected in CIP.

NOTE G. NEW CIP

     CIP reflects the estimated fair value of the business in force and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the assumed date of the acquisition. Such value is the actuarially-determined amount that, when amortized into income, results in expected earnings that meet the profit objective of American General. This profit objective is an expected aftertax rate of return of 13% on capital required to support the business in force. This rate of return is believed to be appropriate based on considerations of the relative risk associated with realizing the expected cash flows, the cost of capital to American General to fund the acquisition, and the operating environment of IIG, namely, the regulatory and tax factors affecting future profitability and the profit objectives of American General for newly issued policies.

     The value allocated to CIP is based on a preliminary valuation; accordingly, this amount will be adjusted after final determination of the value. On a pro forma basis, assuming that the IIG acquisition occurred at September 30, 1995, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability rate (6 1/2%), for each of the years in the five-year period ending September 30, 2000, is as follows:

    (IN MILLIONS)
              YEAR ENDING             BEGINNING       GROSS         ACCRETION         NET         ENDING
             SEPTEMBER 30,             BALANCE     AMORTIZATION    OF INTEREST    AMORTIZATION    BALANCE
            ---------------           ---------    ------------    -----------    ------------    -------
      1996..........................    $ 273          $ 49            $18            $ 31         $ 242
      1997..........................      242            42             16              26           216
      1998..........................      216            36             14              22           194
      1999..........................      194            33             13              20           174
      2000..........................      174            30             12              18           156

NOTE H. INSURANCE AND ANNUITY LIABILITIES

     IIG's insurance and annuity liabilities are restated as of the assumed acquisition date to a value that reflects changes due to purchase accounting, primarily related to IIG's life insurance contracts.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE I. SHORT-TERM DEBT, MANDATORILY CONVERTIBLE PREFERRED STOCK, COMMON STOCK, AND COST OF TREASURY STOCK

     Short-term debt, mandatorily convertible preferred stock, and common stock are increased, and cost of treasury stock is decreased, at September 30, 1995 to reflect the expected components of the total consideration to be paid for IIG (see Note A). For purposes of the consolidated pro forma financial statements, the $362 million in consideration is assumed to consist of 50% short-term debt, 25% mandatorily convertible preferred stock, and 25% common stock, as follows:

    (DOLLARS IN MILLIONS)                                  NUMBER                       STATED OR
                                                             OF           AMOUNT         ASSUMED
                       TYPE OF ISSUE                       SHARES       OUTSTANDING       RATE
                       -------------                     ---------      -----------     ---------
    Short-term floating-rate corporate debt............                    $181           5.75%
    Mandatorily convertible preferred stock............   2,681,759          90           7.00%
    Common stock.......................................   2,681,759          91
                                                                           ----
              Total....................................                    $362
                                                                           ====

     The exchange ratio for the American General common stock and mandatorily convertible preferred stock is assumed to be .8148 shares for each share of IIG common stock based on an assumed American General common stock price of $33.75, the closing market price on November 10, 1995 (see Note A). The assumed rate for the short-term floating-rate corporate debt is based on American General's portfolio rate with a 28 day average portfolio maturity. The rate for the mandatorily convertible preferred stock is 7% as stated in the definitive agreement between American General and IIG. Common stock is assumed to be issued out of treasury at an average cost of $27.49 per share.

NOTE J. INCOME TAX LIABILITIES

     Deferred taxes are adjusted to reflect differences between the assigned values and tax bases of IIG's assets acquired and liabilities assumed.

NOTE K. OTHER LIABILITIES

     Other liabilities are increased to reflect accruals primarily related to IIG's severance program.

NOTE L. SHAREHOLDERS' EQUITY

     IIG's historical shareholders' equity is eliminated in consolidation.

NOTE M. ACCRETION OF DISCOUNT ON FIXED MATURITY SECURITIES AND MORTGAGE LOANS ON
        REAL ESTATE -- AFC

     AFC's historical consolidated financial statements accrete the difference between par value and amortized cost of fixed maturity securities and mortgage loans into income on an effective yield basis over the remaining lives of the individual fixed maturity securities and mortgage loans. The pro forma consolidated financial statements are adjusted to reflect additional accretion of the difference, at the assumed acquisition date, between amortized cost and fair value of these same fixed maturity securities and mortgage loans.

     Expected incremental accretion of the discount on fixed maturity securities and mortgage loans for the next five years is $9 million, $11 million, $14 million, $16 million, and $19 million (pretax), respectively.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE N. NET INVESTMENT INCOME -- AFC

     The liquidation by AFC of its investments to fund the $250 million cash dividend paid to its shareholder prior to the acquisition (see Note A) is expected to reduce net investment income by $6 million (pretax) per year.

     The liquidation of $25 million of short-term investments to fund transaction and acquisition-related costs is expected to reduce interest income by $1 million (pretax) per year.

     Annual projected expense savings of $5 million, primarily associated with centralizing AFC's investment management function at American General immediately following the acquisition, are included in the pro forma consolidated financial statements.

NOTE O. REALIZED INVESTMENT GAINS (LOSSES) -- AFC

     Realized and unrealized investment losses of $31 million and gains of $1 million (pretax) on trading securities recorded by AFC in 1994 and January 1995, respectively, are reversed since equity securities were assumed to be liquidated prior to the acquisition to fund the cash dividend to AFC's shareholder (see Note A). For purposes of the pro forma consolidated financial statements, the dividend is assumed to occur on January 1, 1994.

     Realized investment gains of $17 million (pretax) on fixed maturity securities recorded by AFC in 1994 are reversed for purposes of the pro forma consolidated financial statements, since they will not be a component of total revenues in the future. The gains realized by AFC were indicative of the low interest rate environment that prevailed in early 1994. Assuming the acquisition occurred at January 1, 1994, these gains would not have been realized because American General's purchased bases in the securities sold would have been higher.

NOTE P. INSURANCE AND ANNUITY BENEFITS -- AFC

     AFC's historical insurance and annuity benefits are increased primarily to reflect the change in the pattern of reserving for future benefits, primarily for AFC's participating life insurance contracts.

NOTE Q. AMORTIZATION EXPENSE -- DPAC, CIP, AND ACQUISITION-RELATED
        GOODWILL -- AFC

     The expense recorded on AFC's historical consolidated financial statements for the amortization of DPAC, historical CIP, and acquisition-related goodwill is reversed to reflect the elimination of the related intangible assets under purchase accounting.

NOTE R. AMORTIZATION OF CIP -- AFC

     CIP is amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates (5% to 8%).

     Expected net amortization of CIP for the next five years is $41 million, $40 million, $39 million, $37 million, and $34 million (pretax), respectively.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE S. INTEREST EXPENSE -- AFC

     Interest expense is increased to reflect the issuance of senior long-term fixed-rate corporate debt and short-term floating-rate corporate debt assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note A). The components of pretax interest expense for 1994, including the amortization of settlement costs of derivative financial instruments related to the senior long-term debt, are as follows:

    (IN MILLIONS)                                                                         ANNUAL
                                                                           AMOUNT        INTEREST
                        TYPE OF ISSUE                        RATE        OUTSTANDING     EXPENSE
                        -------------                     ---------      -----------     --------
    Short-term floating-rate corporate debt..............     5.75%          $150          $ 9
    Senior debt due June 15, 2005........................     6.75%           150           11
    Senior debt due July 15, 2025........................     7.50%           150           12
                                                                             ----          ---
                                                                             $450          $32
                                                                             ====          ===

Interest expense for the nine months ended September 30, 1995 is adjusted to reflect the incremental decrease in interest expense assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994.

     A 1% increase/decrease in the short-term floating rate would increase/decrease the above pro forma annual interest expense by approximately $2 million (pretax) per year.

NOTE T. NET DIVIDENDS ON NON-CONVERTIBLE PREFERRED SECURITIES OF
        SUBSIDIARY -- AFC

     Net dividends on non-convertible preferred securities of subsidiary, assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note A), are as follows:

(IN MILLIONS)                                                  AMOUNT     PRETAX      TAX       NET
                                                    RATE    OUTSTANDING  DIVIDENDS  BENEFIT  DIVIDENDS
                                                    ----    -----------  ---------  -------  ---------
Non-convertible preferred securities of subsidiary
  due June 5, 2025................................  8.45%       $288        $24       $ 8       $16
Non-convertible preferred securities of subsidiary
  due September 30, 2025..........................  8.125%       215         17         6        11
                                                                ----        ---       ---       ---
                                                                $503        $41       $14       $27
                                                                ====        ===       ===       ===

Net dividends on non-convertible preferred securities of subsidiary for the nine months ended September 30, 1995 are adjusted to reflect the incremental increase assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994.

NOTE U. INTEREST EXPENSE AND NET INVESTMENT INCOME -- WNC

     Interest expense is increased by $11 million (pretax), and net investment income is reduced by $4 million (pretax), in 1994 to reflect the liquidation of investments and the issuance of short-term debt to fund the acquisition of the 40% interest in WNC.

NOTE V. EQUITY IN EARNINGS OF WNC

     The pro forma consolidated financial statements for 1994 are adjusted to reflect American General's 40% equity in the earnings of WNC, after purchase accounting and other pro forma adjustments. The equity in earnings of WNC is tax effected by American General at 35%, less an estimated dividends received deduction.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE W. AMORTIZATION OF PREMIUM ON FIXED MATURITY SECURITIES -- IIG

     IIG's historical consolidated financial statements amortize the difference between par value and amortized cost of fixed maturity securities on an effective yield basis over the remaining lives of the individual fixed maturity securities. The pro forma consolidated financial statements are adjusted to reflect additional amortization of the difference, at the assumed acquisition date, between amortized cost and fair value of these same fixed maturity securities on a straight-line basis over an assumed period of 10 years.

     Expected incremental amortization of the premium (see Note C), including unrealized gains (losses) on available-for-sale fixed maturity securities, is $2 million (pretax) per year.

NOTE X. REALIZED INVESTMENT GAINS -- IIG

     Realized investment gains of $4 million and losses of $2 million (pretax) recorded by IIG in 1994 and 1995, respectively, are reversed for purposes of the pro forma consolidated financial statements, since they will not be a component of total revenues in the future.

NOTE Y. INSURANCE AND ANNUITY BENEFITS -- IIG

     IIG's historical insurance and annuity benefits are decreased by $13 million and $9 million (pretax) in 1994 and 1995, respectively, primarily to reflect the change in the pattern of reserving for future benefits, primarily for IIG's life insurance contracts (see Note H).

NOTE Z. AMORTIZATION EXPENSE -- DPAC, CIP, AND ACQUISITION-RELATED
        GOODWILL -- IIG

     The expense recorded on IIG's historical consolidated financial statements for the amortization of DPAC associated with long-duration life and accident & health insurance policies, historical CIP, and acquisition-related goodwill is reversed to reflect the elimination of the related intangible assets under purchase accounting (see Note F).

NOTE AA. AMORTIZATION OF CIP -- IIG

     CIP is amortized in relation to estimated profits on the policies purchased, with accretion of interest based on an interest rate equal to the liability rate of 6 1/2% (see Note G).

NOTE BB. INTEREST EXPENSE -- IIG

     Interest expense is increased by $10 million (pretax) per year to reflect the issuance of $181 million of short-term floating-rate corporate debt at a rate of 5.75% assuming the IIG acquisition had been effective on January 1, 1994 (see Note I). A 1% increase/decrease in the short-term floating-rate would increase/decrease pro forma interest expense by approximately $2 million (pretax) per year.

NOTE CC. INCOME TAX EXPENSE

     All of the applicable pro forma consolidated financial statement adjustments, except goodwill amortization, are tax effected at an assumed effective income tax rate of 36% for AFC and 35% for WNC and IIG.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN GENERAL CORPORATION

                                            By:     /s/  AUSTIN P. YOUNG
                                               --------------------------------
                                                       Austin P. Young
                                                  Senior Vice President and
                                                   Chief Financial Officer

Dated: November 13, 1995